Confidential	Executed Version

SETTLEMENT AGREEMENT*

This Settlement Agreement (this “Agreement”) is made and entered into effective as of August 31, 2013 (the “Effective Date”) by and between Lazare Kaplan International Inc., a New York corporation (“Plaintiff”), and Gemological Institute of America, Inc., a California non-profit corporation (“Defendant”). Plaintiff and Defendant are individually referred to herein as a “Party” and collectively as the “Parties.”

A.           Plaintiff has filed an action against Defendant for patent infringement and other claims in a case styled Lazare Kaplan International, Inc., v. Photoscribe Technologies, Inc. and Gemological Institute of America, currently pending in the United States District Court for the Southern District of New York (together with related appeals proceedings, the “Litigation”).

B.           The Parties now desire to settle and resolve the Litigation on the terms and conditions, and otherwise agree, as set forth in this Agreement.

C.           Simultaneously with the execution of this Agreement the Parties will enter into a license agreement with respect to the Subject Patents on the terms and conditions set forth therein (the “License Agreement”).

Therefore, in consideration of the mutual releases, covenants, and agreements set forth herein, the Parties agree as follows:

Article I
DEFINITIONS

As used in this Agreement, capitalized terms shall have the meaning ascribed thereto in this Article I or elsewhere in this Agreement:

“’351 Ex-U.S. Family Patents” means any and all foreign counterparts of the ’351 U.S. Family Patents.

“’351 U.S. Family Patents” means (a) U.S. Patent 6,476,351; (b) any and all existing and future continuations in whole or continuations in part of U.S. Patent 6,476,351 or any application that claims priority to U.S. Patent 6,476,351 and any and all patents and patent applications that claim priority to any patent application to which U.S. Patent 6,476,351 claims priority; and (c) any and all existing or future reissues, reexaminations, extensions, divisions, renewals, revivals, and substitutions of or to any of the foregoing patents or patent applications described in (a) and (b) above.

“Affiliate” means with respect to a Party, any Person that is, as of the Effective Date, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Party, where for purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, in no event will Photoscribe be considered an Affiliate of Defendant.

*Certain portions of this Agreement have been omitted pursuant to a request for confidential treatment.

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“Change of Control Transaction” shall mean, with respect to a Party or Affiliate of a Party any of: (i) a merger of such Party or Affiliate with or into a Third Party (regardless of which entity is the surviving entity), (ii) a transaction as a result of which a Third Party acquires control (as such term is used in the definition of “Affiliate”) of such Party or Affiliate, (iii) a consolidation of such Party or Affiliate and a Third Party, or (iv) a sale of all or substantially all of such Party’s or Affiliate’s business assets to a Third Party. For purposes of this Agreement, “Acquiror” shall mean the Third Party referenced in clauses (i) – (iv) above.

“Equipment” means any and all equipment that can be used to perform inscriptions on diamonds and/or other gemstones.

“GIA Services” means the services provided by Defendant or any Affiliate of Defendant performing inscriptions on diamonds and/or other gemstones.

“Person” means an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization, or other legal or governmental entity.

“Photoscribe” means Photoscribe Technologies, Inc.

“Subject Patents” means (a) U.S. Patent 6,476,351; (b) any and all existing and future continuations in whole or continuations in part of U.S. Patent 6,476,351 or any application that claims priority to U.S. Patent 6,476,351 and any and all patents and patent applications that claim priority to any patent application to which U.S. Patent 6,476,351 claims priority; (c) any and all other patents and patent applications claiming inventions owned as of the Effective Date by Plaintiff or any of its Affiliates that have a first effective filing date or priority date that is prior to the Effective Date and that claim inventions related to the inscription of diamonds or other gemstones; (d) any and all existing or future reissues, reexaminations, extensions, divisions, renewals, revivals, and substitutions of or to any of the foregoing patents or patent applications described in (a) – (c) above; and (e) any and all foreign counterparts of any of the foregoing patents or patent applications described in (a) – (d) above. Notwithstanding the foregoing, “Subject Patents” excludes (i) U.S. Patent 8,319,145; (ii) any and all existing and future continuations in whole or continuations in part of any application that claims priority to U.S. Patent 8,319,145 and any and all patents and patent applications that claim priority to any patent application to which U.S. Patent 8,319,145 claims priority; (iii) any and all existing or future reissues, reexaminations, extensions, divisions, renewals, and substitutions of or to any of the foregoing patents or patent applications described in (i) and (ii) above; and (iv) any and all foreign counterparts of any of the foregoing patents or patent applications described in (i) – (iii) above.

“Third Party” means a Person other than the Parties and their respective Affiliates.

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Article II
RELEASES

2.1.          Release by Plaintiff. Upon Plaintiff’s receipt of the Settlement Payment pursuant to Section 3.1 (Payment Amounts and Dates), Plaintiff, on behalf of itself and its Affiliates, hereby irrevocably releases and discharges (a) Defendant, (b) Defendant’s Affiliates, (c) Defendant’s and its Affiliates’ officers, directors, employees, agents, attorneys, and other representatives, but only insofar as they were acting in their capacities as such on behalf of Defendant or any of Defendant’s Affiliates, and (d) all recipients of GIA Services, but only with respect to their receipt of GIA Services, in each case from all actions, causes of action, claims, counterclaims, demands, losses, damages, debts, costs, expenses, attorneys’ fees and liabilities for (i) infringement of the Subject Patents based on, related to or arising out of (x) the provision of any GIA Services by Defendant or its Affiliates on or prior to August 31, 2013, (y) any improvement, modification, maintenance or repair of any Equipment by Defendant or its Affiliates on or prior to August 31, 2013 or (z) any move or transfer of Equipment solely between and among Defendant and its Affiliates and not, at any time, sold or offered for sale to any Third Party, and (ii) any other cause of action that was actually asserted by Plaintiff in the Litigation or otherwise arising out of or relating to the Litigation, in each case based on any act or omission of Defendant or Defendant’s Affiliates occurring on or prior to August 31, 2013, in all cases under (i) or (ii) above at law or in equity, whether known or unknown, suspected or unsuspected, disclosed or undisclosed.

2.2.          Release by Defendant. Upon Plaintiff’s receipt of the Settlement Payment pursuant to Section 3.1 (Payment Amounts and Dates), Defendant, on behalf of itself and its Affiliates, hereby irrevocably releases and discharges (a) Plaintiff, (b) Plaintiff’s Affiliates, and (c) Plaintiff’s and its Affiliates’ officers, directors, employees, agents, attorneys, and other representatives, but only insofar as they were acting in their capacities as such on behalf of Plaintiff or its Affiliates, in each case from all actions, causes of action, claims, counterclaims, demands, losses, damages, debts, costs, expenses, attorneys’ fees and liabilities asserted in the Litigation, or otherwise arising out of or relating to the Litigation or Plaintiff’s assertions of patent infringement against Defendant (including, for malicious prosecution or attorneys’ fees), to the extent such actions, causes of action, claims, counterclaims, demands, losses, damages, debts, costs, expenses, attorneys’ fees and liabilities are based on any act or omission of Plaintiff or Plaintiff’s Affiliates occurring on or prior to August 31, 2013, in all cases at law or in equity, whether known or unknown, suspected or unsuspected, disclosed or undisclosed.

2.3.          Nature of Release. The releases in Sections 2.1 (Release by Plaintiff) and 2.2 (Release by Defendant) are personal to the Persons released in such Sections and are non-assignable by the Persons released in such Sections (subject to the terms below in this Section 2.3 with respect to Change of Control Transactions) and do not extend to the acts and omissions of any Person not expressly released in Sections 2.1 (Release by Plaintiff) and 2.2 (Release by Defendant) (subject to the terms below in this Section 2.3 with respect to Change of Control Transactions), including for clarity, Photoscribe. Without limiting the generality of the foregoing, and for the avoidance of doubt, nothing in Section 2.1 (Release by Plaintiff) shall constitute or be deemed to constitute a release with respect to (i) the sale or offer for sale of any Equipment by Defendant or its Affiliate to any Third Party or (ii) the manufacture, sale or offer for sale of any Equipment by any Third Party. Notwithstanding the foregoing, in the event of a Change of Control Transaction with respect to or involving either Party or its Affiliate, the releases under Sections 2.1 (Release by Plaintiff) and 2.2 (Release by Defendant) shall remain in effect following such Change of Control Transaction, but, for the avoidance of doubt, shall not extend to any acts or omissions of the Acquiror occurring prior to August 31, 2013 (or any actions, causes of action, claims, counterclaims, demands, losses, damages, debts, costs, expenses, attorneys’ fees and liabilities based on such acts or omissions). Also, for the avoidance of doubt, if an Affiliate of a Party ceases to be an Affiliate after the Effective Date, the releases of such Affiliate under Sections 2.1 (Release by Plaintiff) and 2.2 (Release by Defendant) shall remain in effect (but shall not extend to any Third Party that may acquire control of such former Affiliate).

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2.4.          No Challenge. The Parties have had an opportunity to conduct, and have conducted, discovery on validity issues related to the Subject Patents asserted by Plaintiff in the Litigation, and have elected to voluntarily dismiss the Litigation pursuant to this Agreement. In light of that, Defendant agrees that it will not, and that it will require its Affiliates not to, challenge or materially and knowingly encourage, direct, support, or otherwise materially and knowingly aid or assist any Person in any challenge to, the validity, scope, or enforceability of any Subject Patent, whether in any court, patent office, or other forum, including, by way of opposition, reexamination, supplemental examination, and other review procedures (including, ex parte reexamination, inter partes review, post grant review, and covered business method (CBM) review) (a “Challenge”). For the avoidance of doubt and without limitation, the term “Challenge” shall not include (i) responding to subpoenas or other court or government requests for information or (ii) providing information to any Person about GIA Services or the operation of the Equipment to the extent such information does not address the validity, scope, or enforceability of any Subject Patent. For the avoidance of doubt, the facts that (1) Defendant was a co-defendant with Photoscribe in the Litigation, (2) Defendant and Photoscribe were represented by the same counsel for part of the Litigation, and (3) Defendant took positions in the Litigation that may be identical or similar to positions taken by any subsequent challenger of a Subject Patent, shall not, individually or collectively, in and of themselves constitute a basis for any allegation that Defendant has Challenged a Subject Patent. In the event Defendant or any of its Affiliates Challenges or attempts to Challenge a Subject Patent, then Defendant will be required to pay for all of Plaintiff’s reasonable, documented, out-of-pockets costs, expenses, attorneys’ fees, and damages that Plaintiff incurs in connection with any such Challenge, without limiting any other rights, remedies, and defenses that Plaintiff may have (including, a defense of estoppel).

If Plaintiff or any of its Affiliates brings a lawsuit or other action or proceeding against Defendant or any of its Affiliates for infringement of a Subject Patent (a) in violation of the release granted in Section 2.1, or (b) following the termination of the License Agreement under a Subject Patent which was not asserted by Plaintiff in the Litigation, then the foregoing provisions of Section 2.4 (No Challenge) shall not apply with respect to such Subject Patent.

2.5.          No Other Rights. Nothing in this Agreement grants any release, immunity or other rights to Defendant or any other Person under the Subject Patents or any other patents of Plaintiff, whether express, by implication, by reason of estoppel or otherwise, with respect to any services or other activities of Defendant or its Affiliates performed after August 31, 2013. The foregoing does not limit any rights expressly granted to Defendant pursuant to the License Agreement.

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Article III
Payment to Plaintiff

3.1.          Payment Amounts and Dates. Defendant shall pay or cause to be paid to Plaintiff a non-refundable amount of fifteen million U.S. Dollars ($15,000,000) (the “Settlement Payment”) within five (5) business days after the execution and delivery of this Agreement by each Party.

3.2.          Method of Payment. Payments to Plaintiff shall be made to the following account:

Bank Name:	[*]
Bank Address:	[*]
ABA No.:	[*]
Account No.:	[*]
Swift Code:	[*]
Account Name:	Lazare Kaplan International Inc.

3.3.          Taxes. All taxes shall be the financial responsibility of the Party obligated to pay such taxes as determined by applicable law, and neither Party is or shall be liable at any time for any of the other Party’s taxes incurred in connection with or related to amounts paid under this Agreement.

Article IV
DISMISSAL OF LITIGATION

4.1.          Dismissal. Within five (5) days after receipt of the Settlement Payment set forth in Section 3.1 (Payment of Amounts and Dates), the Parties shall cause their respective counsel to execute and file the stipulated motion in the form set forth in Exhibit A for an order dismissing all claims and counterclaims asserted by the Parties against each other in the Litigation. Plaintiff will not dismiss any claims asserted against any other defendant in the Litigation. Each Party shall also promptly execute such other documents and take such other steps as may be reasonably requested by the other Party to effect the dismissal and the other agreements contemplated by this Agreement. The Parties thereafter shall proceed promptly to effect any and all other procedures necessary to dismiss all claims and counterclaims asserted by the Parties against each other in the Litigation in accordance with the foregoing.

4.2.          Effect of Dismissal. The dismissal of Plaintiff’s claims shall be with prejudice, without limiting Plaintiff’s rights to assert any claim for alleged breach of this Agreement or the License Agreement. The dismissal of Defendant’s claims and counterclaims, including counterclaims alleging invalidity or unenforceability of the Subject Patents, shall be with prejudice, without limiting Defendant’s rights to assert any claim for alleged breach of this Agreement or the License Agreement.

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4.3.          Costs. The Parties agree that they shall each bear their own costs and attorneys’ fees relating to the Litigation and the negotiation of this Agreement.

Article V
Waiver

5.1.          Waiver. Each Party hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California and any similar provision of the statutory or non-statutory law of any other jurisdiction (including, the state of New York). Each Party understands that the facts in respect of which the releases are made in this Agreement may hereinafter turn out to be other than or different from the facts now known or believed by either Party to be true, and each Party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement will be and remain in all respects effective and not subject to termination or rescission by virtue of any such differences in facts. Section 1542 of the Civil Code of the State of California reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Article VI
Full settlement

6.1.          Full Settlement. The Parties agree that this Agreement is in full and complete settlement of the claims released under Sections 2.1 (Release by Plaintiff) and 2.2 (Release by Defendant). This Agreement may be pleaded as a full and complete defense to any action, suit or claim or other proceeding of any type, and may be used as a basis for an injunction against any action, suit, claim, or other proceeding of any type, which may be prosecuted, initiated or attempted in violation of the terms hereof. The prevailing Party is entitled to recover from the other Party reasonable attorneys’ fees and other related legal expenses incurred in defending against any suit, action or claim brought or attempted by such other Party in violation of the terms of this Agreement.

6.2.          Not an Admission. It is understood that this Agreement does not constitute an admission of any infringement or non-infringement or liability by any Party, but is a compromise of disputed claims.

6.3.          Irrevocability. The releases and dismissals in this Agreement are, upon making the Settlement Payment under Section 3.1 (Payment of Amounts and Dates), irrevocable and non-terminable, and will survive any expiration of this Agreement for any reason and any termination or expiration of the License Agreement for any reason.

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Article VII
Representations and Warranties

7.1.         Plaintiff’s Representations.

7.1.1.          Plaintiff represents and warrants that (i) it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement; (ii) it is duly incorporated or organized, validly existing and in good standing; (iii) the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Plaintiff or its Affiliates; and (iv) this Agreement constitutes the legal, valid and binding agreement of Plaintiff and its Affiliates and is enforceable against Plaintiff and its Affiliates in accordance with its terms.

7.1.2.          Plaintiff further represents and warrants, on behalf of itself and its Affiliates, that as of the Effective Date (a) Plaintiff or its Affiliates are the sole owners of all rights, title and interest in and to the ’351 U.S. Family Patents and, subject to mandatory rights of inventors under applicable law that may not be assigned by the inventors under applicable law, the ’351 Ex-U.S. Family Patents, and (b) Plaintiff and its Affiliates have not heretofore assigned or transferred to any Person any right, title or interest in the claims released under Section 2.1 (Release by Plaintiff) or the right to enforce any of the ’351 U.S. Family Patents or the ’351 Ex-U.S. Family Patents.

7.2.          Defendant’s Representations. Defendant represents and warrants that (i) it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement, (ii) it is duly incorporated or organized, validly existing and in good standing, (iii) the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Defendant or its Affiliates, and (iv) this Agreement constitutes the legal, valid and binding agreement of Defendant and its Affiliates and is enforceable against Defendant and its Affiliates in accordance with its terms.

7.3.          No Other Representations. Nothing contained in this Agreement shall be construed as (a) an agreement by any Party to bring or prosecute actions or suits against Third Parties for infringement, (b) conferring any right on the other Party to bring or prosecute actions or suits against Third Parties for infringement, (c) an obligation to maintain, enforce, defend, or prosecute any patent; (d) a warranty or representation that the practice of any Subject Patent is free of infringement of any other patent; or (e) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names of any Party, or any contraction, abbreviation or simulation thereof.

Article VIII
ASSIGNMENT

8.1.          Assignment. Neither Party may assign this Agreement or any of its rights under this Agreement without the express prior written consent of the other Party, provided that if a Change of Control Transaction constitutes an assignment of this Agreement, no prior written consent of the other Party shall be required in connection with such assignment, but such assignment will be subject to the provisions of Section 2.3 (Nature of Release).

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8.2.          Successors and Assigns. Subject to the foregoing and Section 2.3 (Nature of Releases), this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Plaintiff agrees, on behalf of itself and its Affiliates, that any sale, assignment, transfer, exclusive license, or similar conveyance of any right or interest in any Subject Patent shall be subject to the releases granted under such Subject Patent pursuant to this Agreement.

Article IX
MISCELLANEOUS PROVISIONS

9.1.          Voluntary Settlement. The Parties, after having partaken in the Litigation and after having investigated issues of infringement, validity and enforceability of the Subject Patents asserted in the Litigation, have decided to pursue settlement and have agreed to enter into this Agreement. The Parties acknowledge that commercial aspects of the transactions pursuant to this settlement of the Litigation are different from those of a license grant under other circumstances, whether in settlement of litigation or otherwise.

9.2.          Confidentiality. From and after the Effective Date, no Party shall disclose the existence or terms of this Agreement (other than to its Affiliates in confidence) except:

(a)          to any governmental body having jurisdiction and specifically requiring such disclosure;

(b)          to the extent required in response to a valid subpoena or as otherwise may be required by law;

(c)          to the extent required to satisfy disclosure requirements in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports required to be filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations;

(d)          in confidence, to a Party’s accountants, legal counsel, tax advisors and other financial and legal advisors, subject to obligations of confidentiality at least as stringent as those contained herein;

(e)          as required during the course of litigation or other legal proceeding and, to the extent granted by the applicable authority, subject to a protective order; provided, however, that, to the extent granted by the applicable authority, any production under a protective order would be protected under an “Outside Attorneys’ Eyes Only” or higher confidentiality designation;

(f)          with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a proposed Change of Control Transaction of such Party involving such Person or a proposed license, sale, or transfer of rights involving the Subject Patents; and

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(g)          with the prior written consent of an authorized representative of the other Party;

provided, however, that (i) the Party making or seeking any disclosure shall take commercially reasonable actions to minimize the nature and extent of such disclosure; and (ii) prior to any disclosure pursuant to paragraphs (a), (b), or (e) above, the Party seeking to make any such disclosure shall (1) provide reasonable advance written notice to the other Party, (2) permit such other Party the opportunity to object, to seek a court-entered protective order or comparable court-ordered restriction, and (3) shall take commercially reasonable actions to minimize the nature and extent of such disclosure by, among other things, as applicable, seeking confidential treatment of the Agreement and seeking a protective order that limits disclosure to “Outside Attorneys’ Eyes Only.” Where a disclosure is nevertheless made, the Party will further take commercially reasonable actions not to disclose, if possible, the amount of the payment(s) required to be made hereunder.

In the case of Section 9.2(c) above, any disclosures pursuant to such disclosure requirement referenced in such Section shall not redact all or any part of Section 2.1 (Release by Plaintiff), Section 6.2 (Not An Admission), Section 9.1 (Voluntary Settlement), or the definition of the defined terms used in such Sections.

9.3.          Publicity. Notwithstanding Section 9.2 (Confidentiality), each Party may state, in individual discussions with attorneys and accountants (who are bound by obligations of confidentiality no less restrictive than the confidentiality provisions under this Agreement), that the Plaintiff and Defendant have entered into this Agreement, provided that, except as permitted by Section 9.2 (Confidentiality) and in accordance with such Section 9.2 (Confidentiality), neither Party will (a) disclose any terms of this Agreement, or (b) issue any press release, make any public statement, engage in any communications with the press, bloggers, or other public conduits for information, or otherwise make any statement regarding this Agreement or the entering into of this Agreement. Defendant may disclose this Agreement to any other defendants named at any time in the Litigation to the extent necessary to comply with any contractual obligations related to defense and indemnity of Defendant for third party infringement claims, provided that any such defendants are bound by obligations of confidentiality no less restrictive than the confidentiality provisions under this Agreement.

9.4.          Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier with package tracing capabilities or by registered or certified airmail, postage prepaid, addressed as follows:

If to Plaintiff:

Lazare Kaplan International Inc.
19 West 44th St.
New York, New York, 10036
Attn: Leon Tempelsman

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Copy to:

Morrison & Foerster LLP

425 Market Street
San Francisco, CA 94105-2482
Attn: Harold J. McElhinny

If to Defendant:

Gemological Institute of America, Inc.
The Robert Mouawad Campus
5345 Armada Drive
Carlsbad, California 92008
Attn: President

Copy to:

DLA Piper LLP (US)

401 B Street
Suite 1700
San Diego, CA 92101-4297
Attn: John Allcock

Such notices shall be deemed to have been served when received by the addressee. Any Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

9.5.          Governing Law. This Agreement and matters connected with the performance thereof shall be construed, interpreted, and governed in all respects in accordance with the laws of the State of New York and the federal laws of the United States of America, without reference to conflict of laws principles.

9.6.          Jurisdiction and Venue. The Parties agree (a) that any disputes (including any litigation) regarding this Agreement or the subject matter hereof shall be subject to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or, if there is no federal jurisdiction of such dispute, the courts of the State of New York sitting in Manhattan, New York), and (b) to submit any disputes, including matters of interpretation or enforcement actions, relating to this Agreement or the subject matter hereof exclusively to such court. The Parties hereby waive any challenge to the jurisdiction or venue of such courts over these matters.

9.7.          Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.

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9.8.          Entire Agreement. Together with the License Agreement, this Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof, and merges all prior discussions among them, and none of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein or in the License Agreement. No oral explanation or oral information by any Party hereto shall alter the meaning or interpretation of this Agreement.

9.9.          Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

9.10.         Construction; Language. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including” and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Agreement will not be referred to in connection with the construction or interpretation of this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all notices under this Agreement shall be in the English language.

9.11.         Counterparts. This Agreement may be executed in counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures or other electronic transmission of signature pages (e.g., email exchange of PDF signature pages) and such signatures shall be deemed to bind each Party as if they were original signatures.

9.12.         Attorneys’ Fees. Each Party will bear its own attorneys’ fees and related expenses incurred by or on behalf of that Party in connection with the Litigation and the preparation, review and negotiation of this Agreement. In the event of any litigation in connection with this Agreement, the prevailing Party is entitled to receive its costs, expert witness fees and reasonable attorneys’ fees, including costs and fees on appeal.

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IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be signed below by their respective duly authorized officers.

Lazare Kaplan International Inc.	GEMOLOGICAL INSTITUTE OF AMERICA, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

STIPULATED MOTION FOR DISMISSAL

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

LAZARE KAPLAN INTERNATIONAL INC., a Delaware Corporation,

Plaintiff-Counter-Defendant,

-v.-

PHOTOSCRIBE TECHNOLOGIES, INC., a New York Corporation, and GEMOLOGICAL INSTITUTE OF AMERICA, a California Corporation,

Defendants-Counterclaimants.

ECF CASE CASE NO.: 06 CV 4005 (TPG)(GWG) STIPULATION, ORDER AND JUDGMENT PURSUANT TO FEDERAL RULE OF CIVIL PROCEDURE 54(b)

It is hereby stipulated and agreed by and between the parties, through their undersigned counsel, that all claims and counterclaims asserted by Plaintiff-Counterclaim Defendant Lazare Kaplan International, Inc. (“LKI”) and Defendant-Counterclaimant Gemological Institute of America, Inc. (“GIA”) against each other in the above-captioned action shall be dismissed with prejudice, with each party bearing its own attorneys’ fees, costs and expenses related thereto. For clarity, nothing in this Stipulation, Order and Judgment dismisses any claim or counterclaim by LKI against Photoscribe Technologies, Inc. or by Photoscribe Technologies, Inc. against LKI.

Pursuant to Federal Rule of Civil Procedure 54(b), the Court hereby directs that this Stipulation, Order and Judgment be entered immediately as a final judgment, dismissing the claims and counterclaims by LKI against GIA, and by GIA against LKI, with prejudice. GIA and LKI waive or have waived their rights to appeal from this Stipulation, Order and Judgment, and there is no just reason for delay.

IT IS SO STIPULATED.

Dated: New York, New York

September ___, 2013

MORRISON & FOERSTER, LLP	DLA PIPER LLP (US)

By:	By:
James E. Hough, Esq.	John Allcock, Esq., pro hac vice
1290 Avenue of the Americas	Nancy Dix, Esq., pro hac vice
New York, New York 10104-0050	Capricci Barush, Esq.
Tel: (212) 468-8000	1251 Avenue of the Americas
New York, New York 10020-1104
Attorneys for Plaintiff-Counterclaim Defendant Lazare Kaplan International, Inc.	Tel. (212) 335-4500
Fax (212) 335-4501

Attorneys for Defendant-Counterclaimant Gemological Institute of America, Inc.

IT IS SO ORDERED.

Dated: September _____, 2013
New York, New York	HON. THOMAS P. GRIESA, USDJ